UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2006

Merge Technologies Incorporated

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-29486	39-1600938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (414) 977-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Notes

This Form 8-K/A (Amendment No. 1) has been filed (1) to provide information concerning a special cash bonus payment to which Brian E. Pedlar, President of Cedara Software (“Cedara”) and interim co-President and co-Chief Executive Officer of Merge Technologies Incorporated (the “Registrant”), is entitled, and (2) to disclose discretionary cash bonuses payable to each of Mr. Pedlar and Steven M. Oreskovich, Chief Accounting Officer and interim principal financial officer of the Registrant, for his performance in 2005. None of these bonus payments were previously disclosed in the Registrant’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 3, 2006.

Please note that, except as expressly indicated, the information contained in this Form 8-K/A has not been updated to reflect events or developments occurring after July 3, 2006, the date the Form 8-K was originally filed with the SEC and, accordingly, such information continues to speak as of such earlier date.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described in the press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Form 8-K, on July 2, 2006, the Registrant’s Board of Directors held a meeting at which it accepted the resignations of each of William C. Mortimore, the Registrant’s interim Chief Executive Officer, Scott T. Veech, the Registrant’s Chief Financial Officer, Treasurer and Secretary, and David M. Noshay, the Registrant’s Senior Vice President, Strategic Business Development, as officers and employees of the Registrant and its subsidiaries and, in the case of Mr. Mortimore, also as a director of the Registrant and its subsidiaries. At the July 2, 2006 meeting of the Registrant’s Board of Directors, Michael D. Dunham, who is the Chairman of the Registrant’s Board of Directors, was appointed as the principal executive officer of the Registrant on an interim basis (and, in conjunction with his assumption and this position, Mr. Dunham resigned from the Audit Committee of the Registrant’s Board of Directors). At the same time, Brian E. Pedlar, who has been serving as Senior Vice President and President of Cedara Software, and Robert J. White, who has been serving as Senior Vice President of the Registrant and President of Merge eMed, were each appointed as the Registrant’s co-President and co-Chief Executive Officer on an interim basis. Messrs. Pedlar and White will report to Mr. Dunham, who will now be overseeing the Registrant’s day-to-day operations. In addition to their continuing roles with Cedara and Merge eMed, Messrs. Pedlar and White will have additional responsibilities with respect to the Registrant’s combined operations. The Board is continuing its search for a permanent Chief Executive Officer. The Registrant’s Board of Directors also named Steve Oreskovich, who has been serving as the Registrant’s Vice President and Corporate Controller, as the Registrant’s Chief Accounting Officer and interim Treasurer and Secretary, and in such positions will be the interim principal financial officer of the Registrant. The Board is continuing its search for a Chief Financial Officer.

Mr. Dunham, age 60, has served as director of the Registrant since February 1998 and Chairman of the Board of Directors since May 2006. Mr. Dunham has also served as senior vice president of business development of industrial and financial systems, IFS AB, a publicly traded Sweden-

based corporation that markets and supports manufacturing software systems, since 1999. Mr. Dunham is also the owner and since 2002 has served as president of Dunham Global Associates, Ltd., which owns private companies in the software technology industry. Mr. Dunham co-founded and served as chief executive officer of publicly traded Effective Management Systems, Inc. between 1978 and 1999. Mr. Dunham is a director of Heartland Group, Inc., a mutual funds holding company. Mr. Dunham also served as a director of the Milwaukee Metropolitan Association of Commerce from 1991 to 2004. Mr. Dunham holds a B.S. in Electrical Engineering from the University of Denver and a M.M.S. from the Stevens Institute of Technology. Subsequent to the initial date of filing of this Form 8-K, Mr. Dunham resigned his directorship with the bank subsidiary of Merchants & Manufacturers Bancorporation Inc., with which the Registrant has its depository accounts and line of credit.

Mr. Pedlar, age 39, has been a member of Cedara Software’s senior management team since October 2000 and, prior to serving as President, held the positions of Chief Financial Officer of Cedara Software Corp. from April 2004 to June 2005 and Director of Finance from October 2000 to April 2004. Mr. Pedlar has over 15 years of public company, operations and corporate finance experience, gained at Cedara Software, Imax Corporation, as Director of Planning and other various roles from April 1996 to October 2000, and Kraft Canada Inc. Mr. Pedlar also worked in public accounting at Coopers & Lybrand (now PriceWaterhouseCoopers LLP). Mr. Pedlar has a Bachelor of Science degree in biology from Mount Allison University and a post-graduate Diploma in Accountancy from Wilfrid Laurier University and is a Chartered Accountant.

Mr. White, age 43, has more than 20 years of healthcare industry experience. Mr. White has served as Senior Vice President of the Registrant and President of Merge eMed since April 2006. From April 2003 to December 2005, Mr. White served in several key leadership roles, including Chief Operating Officer, at SourceOne Healthcare Technologies, a leading provider of radiology and digital imaging solutions and services to various healthcare markets. While at SourceOne, Mr. White led overall product and services strategy, business development efforts, and operational execution. For 15 years prior to joining SourceOne, Mr. White served in various senior executive and sales/marketing roles at IBM, including Global Marketing Executive for IBM’s multi-billion dollar healthcare business with responsibility for global marketing, business development and strategy. Mr. White also held senior executive sales and marketing positions with Acclerys and Chemdex. Mr. White holds a B.B.A. from Cleveland State University and a M.B.A. from Case Western Reserve University.

Mr. Oreskovich, age 34, has served as the Registrant’s Vice President and Corporate Controller since April 2004. Prior to joining the Registrant, Mr. Oreskovich served as Vice President of Finance and Operations at Truis, Inc., a company that provided customer intelligence solutions for business-to-business enterprises, from April 2000 to January 2003. Mr. Oreskovich also worked as an auditor at PriceWaterhouseCoopers LLP from September 1994 to April 2000. Mr. Oreskovich holds a B.S. in Accounting from Marquette University.

Mr. Dunham participates in the Registrant’s non-employee director compensation program. Under that program, non-employee directors receive (i) $15,000 per annum for their participation on the Board, (ii) immediately exercisable options to purchase 15,000 shares of common stock under the Registrant’s 2005 Equity Incentive Plan, with an exercise price equal to the closing price of the Registrant’s shares on the date of the annual shareholders’ meeting, and (iii) $1,500 for each Board meeting and for each Board committee meeting that they attend in person, and $750 for each Board and each Board committee meeting in which they participate by teleconference. Directors also are reimbursed for all reasonable and customary expenses incurred in connection with attendance at Board meetings. The Board has not yet determined what, if any, additional compensation Mr. Dunham will receive for his service as principal executive officer.

Mr. Pedlar is paid a base salary of $271,003 per year and participates in the Registrant’s regular benefit programs. Mr. Pedlar is not currently a party to a written employment agreement with the Registrant. However, pursuant to a letter dated August 25, 2005 from the Registrant to Mr. Pedlar, he was entitled to receive a bonus based upon Cedara’s quarterly revenue for each of Cedara’s four quarters commencing July 1, 2005 if (1) Cedara’s revenue met or exceeded a quarterly target for such quarter, and (2) Mr. Pedlar was employed by Cedara through June 30, 2006, with the accumulated quarterly amounts to be paid within 30 days after June 30, 2006. Mr. Pedlar is also entitled to receive a discretionary cash bonus in the amount of $50,000 for his performance in 2005. This bonus is to be paid after the Registrant files its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Under the Employment Agreement, dated as of April 1, 2006, by and between the Registrant and Mr. White, the Registrant agreed to pay Mr. White a base salary of no less than $250,000 per year. In addition, Mr. White is eligible for annual performance bonuses of up to 40% of salary, dependent on achievement of company and individual performance targets. In the event of a “change in control,” all options then held by Mr. White will immediately vest and become exercisable. In addition, if the employment of Mr. White is terminated following a change in control, in certain circumstances, he will be entitled to (A) 18 months of then-current salary, to be paid in a single payment; (B) an amount equal to one-twelfth (1/12th) of the maximum amount of then-current bonus (without regard to achievement of targets) for each month of the then-current plan year plus 18 further months, to be paid in a single payment; and (C) continuation of benefits for 18 months. In addition, the Registrant has agreed that upon a change in control it will deposit into an escrow account $100,000 for Mr. White to provide a “stay bonus” to help assure a smooth transition, but only if the acquiror requests Mr. White’s continued employment. The amount in the escrow will be paid to Mr. White 12 months after the change in control if he has substantially performed the services requested by the acquiror. In the event that Mr. White’s employment is terminated by the Registrant without “cause” or by Mr. White with “good reason,” the Registrant will pay to Mr. White an amount equal to (A) 18 months of then-current salary, to be paid in equal installments over the 18-month period; (B) an amount equal to one-twelfth (1/12th) of the maximum amount of then-current bonus (without regard to achievement of targets) for each month of the then-current plan year plus 18 further months, to be paid in equal installments over the 18-month period; and (C) continuation of certain supplemental benefits for 18 months. In addition, in such a case, all options held by Mr. White would immediately vest and become exercisable. Mr. White’s employment agreement contains a provision concerning the circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply. Mr. White’s employment agreement also includes customary provisions with regard to non-competition (including during the 18-

month period following termination of employment for any reason), ownership of inventions and confidentiality.

Under the Key Officer Agreement, in the event of a “change in control,” if Mr. Oreskovich is (i) involuntarily terminated within one year following the change in control, or (ii) voluntarily terminates his employment with the Registrant within 365 days following such change in control, following any of: (a) a reduction in his responsibilities or authority with respect to the business, (b) any reduction in his compensation package, including then current salary, in effect immediately prior to the change in control, or (c) the relocation of the Registrant’s principal place of business by more than 30 miles, then Mr. Oreskovich will be entitled to (X) 12 months of his then current salary, to be paid in a single payment within 30 days of termination of his employment, plus (Y) an amount equal to one-twelfth (1/12 th ) of the maximum amount of his then current annual bonus determined without regard to achievement of performance targets for each month of the current plan year during which he was employed plus an additional 12 months, to be paid in a single payment within 30 days of the termination of his employment, and (Z) continuation of the welfare benefits of health care, life and accidental death and dismemberment, and disability insurance coverage for 12 months after the termination (collectively, the “Supplemental Benefits”). In addition, upon a “change in control,” the Registrant will deposit $50,000 into an interest-bearing escrow account, the purpose of the escrow to be to provide Mr. Oreskovich with a “stay bonus” to help assure a smooth transition if the acquiror requests that he continue his employment with the Registrant. The amount held in escrow will be paid to Mr. Oreskovich 12 months after the change in control if he has substantially performed the services requested by the acquiror. In the event that Mr. Oreskovich’s employment is terminated (1) without “Cause,” (2) by Mr. Oreskovich for “Good Reason,” defined as constructive termination or a material reduction in base salary or responsibility, or (3) due to Mr. Oreskovich’s disability, then the Registrant will pay Mr. Oreskovich the Supplemental Benefits. The Key Officer Agreement also includes certain non-competition and confidentiality provisions that continue after a termination of his employment.

Mr. Oreskovich is also entitled to receive a discretionary cash bonus in the amount of $30,000 for his performance in 2005. This bonus is to be paid after the Registrant files its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description of Exhibits

10.1	Letter Agreement by and between the Registrant and Steve Oreskovich dated July 2, 2006 (previously filed with the SEC on July 3, 2006 as Exhibit 10.1 to this Form 8-K).

99.1	Press Release of the Registrant dated July 3, 2006 (previously filed with the SEC on July 3, 2006 as Exhibit 99.1 to this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE TECHNOLOGIES INCORPORATED

	By:	/s/ Steven M. Oreskovich
Steven M. Oreskovich
Chief Accounting Officer, interim principal financial officer
Dated: July 20, 2006